                                                                 EXHIBIT VII

                                JOINDER AGREEMENT

        This Joinder Agreement dated as January 12, 1998, is being entered into with respect to the Registration Rights Agreement dated as of October 15, 1997 (as modified and supplemented and in effect from time to time, the "Registration Rights Agreement") among Ponder Industries, Inc., a Delaware corporation (the "Company"), and each of the Purchasers party thereto (the "Purchasers"). Terms used but not defined herein have the respective meanings given to such terms in the Registration Rights Agreement.

        This Joinder Agreement is being entered into in connection with a Securities Purchase and Exchange Agreement (the "Purchase Agreement") dated January 12, 1998, between the Company, the Purchasers, Somerset Capital Partners, a New York general partnership, and White Owl Investors, L.L.C., a Delaware limited liability company (the "Additional Purchasers"), providing for the issuance by the Company to the Purchasers and the Additional Purchaser of an aggregate of 15,000,000 shares of Common Stock, par value $.01 per share, of the Company, upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligations of the Purchasers and the Additional Purchasers to consummate the transactions contemplated by the Purchase Agreement that the Company, the Purchasers and the Additional Purchasers enter into this Agreement.

        The Additional Purchasers have on the date hereof purchased 11,000,000 shares of Common Stock of the Company. The Additional Purchasers wish to be made a party to the Registration Rights Agreement, and to be entitled to the benefits of and be bound by the terms and conditions of the Registration Rights Agreement as "Purchasers" thereunder, and the Company and the other Purchasers are willing to admit the Additional Purchasers as parties to the Registration Rights Agreement. Accordingly, the undersigned hereby agree that, upon the execution and delivery of this Joinder Agreement:

               1. a counterpart of this Joinder Agreement may be attached to any counterpart of the Registration Rights Agreement;

               2. the Additional Purchasers shall become Purchaser (as such term is used in the Registration Rights Agreement) parties to the Registration Rights Agreement (with all of the rights and obligations of Purchasers thereunder) as if such Additional Purchasers were signatories thereto;

               3. for the purposes of Section 6 of the Registration Rights Agreement, the addresses for notices of the Additional Purchasers are as set forth in the Purchase Agreement;

               4. Clause (i) of the definition of "Registrable Securities" set forth in the Registration Rights Agreement is hereby amended to include any shares of Common Stock issued pursuant to the Purchase Agreement;

                                                             Page 51 of 86 Pages

               5. this Joinder Agreement shall be governed by and construed in accordance with the law of the State of New York.

               IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed as of the day and year first above written.


                                       PONDER INDUSTRIES, INC.



                                       By:/s/ EUGENE L. BUTLER
                                           _____________________________________
                                           Name: Eugene L. Butler
                                           Title:   President


                                       PURCHASERS:

                                       WHITE OWL CAPITAL PARTNERS



                                       By: /s/ WILLIAM R. ZIEGLER
                                           _____________________________________
                                           William R. Ziegler, General Partner



                                       /s/ ARVIND SANGER
                                       _________________________________________
                                       Arvind Sanger



                                       /s/ ANTONY T. F. LUNDY
                                       _________________________________________
                                       Antony T. F. Lundy



                                       /s/ KARL BANDTEL
                                       _________________________________________
                                       Karl Bandtel


                                       SOMERSET CAPITAL PARTNERS



                                       By: /s/ WILLIAM R. ZIEGLER
                                           _____________________________________
                                           William R. Ziegler, General Partner


                                       WHITE OWL INVESTORS, L.L.C., by White
                                       Owl Capital Partners, its Managing Member



                                       By: /s/ WILLIAM R. ZIEGLER
                                           _____________________________________
                                           William R. Ziegler, General Partner



                                                             Page 52 of 86 Pages